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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                _________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 30, 2005







                              GLOBAL MATRECHS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



         Delaware                  000-29204                     58-2153309
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(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)



90 Grove Street, Suite 201 Ridgefield, Connecticut                  06877
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code:           (203) 431-6665







Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

PRIVATE EQUITY CREDIT AGREEMENT

     SUMMARY. On January 10, 2006, we entered into the Private Equity Credit Agreement with Brittany Capital Management Limited, a limited liability company organized and existing under the laws of The Bahamas. Under the Private Equity Credit Agreement, we may draw up to $15 million from time to time, at our discretion, in exchange for shares of our common stock, subject to conditions outside of the control of Brittany further described below.

     PUT SHARES. Each draw under the Private Equity Credit Agreement is structured as a put option, wherein we require Brittany to purchase a number of shares of our common stock after a discount to the market price is applied. For a given put, we must deliver a notice to Brittany indicating the dollar amount we wish to draw down. Five trading days after delivery of this notice, Brittany must deliver this amount in two equal installments, one each on the fifth and tenth trading day following the delivery of the notice. In exchange, we must issue to Brittany, in the case of the first installment, the number of shares of common stock obtained by dividing the amount of the installment by 92% of the average of the three closing bid prices immediately preceding the installment date, and in the case of the second installment, the number of shares obtained by dividing the amount of the installment by 92% of the average of the three lowest closing bid prices during the ten trading day period immediately preceding the installment date. We refer to the shares we sell under the agreement as "put shares." The issuance of put shares to Brittany are to take place from time to time, at our discretion, over the course of a commitment period extending 36 months after the effective date of this registration statement covering the shares we may issue under the agreement.

     We are required to draw down a minimum of one million dollars. If we draw a lesser amount, we must pay Brittany an amount equal to nine percent of the difference between that amount and the minimum. Based on our current assessment of our financing needs, we intend to draw in excess of the one million dollar minimum.

     BLACKOUT SHARES. If we suspend sales of common stock pursuant to the registration statement covering the resale of the shares we issue under this agreement, we must, within 15 trading days of a sale of common stock to Brittany and our stock price declines during the suspension period, issue that number of additional shares of our common stock which, when combined with the shares purchased during the 15 trading days immediately preceding the suspension, will equal the number of shares Brittany would have received had the purchase been made at the conclusion of the suspension period (at the lower per share price). Any obligation to deliver blackout shares arising under the Private Equity Credit Agreement would be irrevocable, and Brittany would have no discretion regarding whether or not to receive them.

     FEES. We are required to pay Greenfield Capital Partners, LLC, a registered broker-dealer, a finder's fee, in cash, equal to 1% of the amounts we draw down from the equity line as consideration for services related to the establishment of the Private Equity Credit Agreement.

     NUMBER OF SHARES ISSUABLE UNDER THE PRIVATE EQUITY CREDIT AGREEMENT. We cannot predict the actual number of shares of common stock that may be issued under the Private Equity Credit Agreement, in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of cash advances we intend to draw. However, for illustrative purposes, we have calculated the number of shares we would have to issue in connection with a hypothetical draw amount of $50,000 based on the assumptions set forth below:

     SHARES ISSUABLE UNDER PRIVATE EQUITY CREDIT AGREEMENT FOR $50,000 DRAW AT VARIOUS MARKET PRICES

     =========================    =======================    ===================
     HYPOTHETICAL MARKET PRICE    DISCOUNTED MARKET PRICE    SHARES TO BE ISSUED
     =========================    =======================    ===================
              $0.025                     $0.0230                   2,173,913
     -------------------------    -----------------------    -------------------
              $0.020                     $0.0187                   2,717,391
     -------------------------    -----------------------    -------------------
              $0.015                     $0.0138                   3,623,188
     -------------------------    -----------------------    -------------------
              $0.010                     $0.0092                   5,434,783
     -------------------------    -----------------------    -------------------
              $0.005                     $0.0046                  10,869,565
     -------------------------    -----------------------    -------------------

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     DILUTION. The issuance and sale of shares under the Private Equity Credit
Agreement will have a significant dilutive impact on our stockholders for the following reasons:

     o As described above, the lower our stock price is, the more shares we would have to issue for a given draw down amount, and the more shares we issue, the greater the extent of dilution to the ownership interest of our current stockholders.

     o Because the shares we may issue under the Private Equity Credit Agreement are discounted, the issuance of these shares will also have a financially dilutive impact on our current stockholders.

     o The Brittany's sale of material amounts of our common stock into the market may result in significant downward pressure on the price of the common stock as the supply of freely tradable shares increases. Furthermore, this downward pressure may encourage short sales, which could further depress on the price of the common stock.

     Finally, if we are to utilize the full $15 million available under the Private Equity Credit Agreement, given the current price of our common stock, it is very likely our shareholder will need to approve an increase to the common stock available for issuance under our Certificate of Incorporation, whether by increasing the number of shares we are authorized to issue, effecting a reverse split of our common stock (thereby decreasing the number of shares outstanding), or both. At the market price of our common stock as of January 10, it would require 1,020,408,163 shares to draw down the full $15,000,000 available under the agreement, and we have only 144,349,989 shares of common stock available for issuance as of January 10, 2006.

     The discussion in this current report is only a summary and is qualified in its entirety by reference to the Private Equity Credit Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference in this Item.



ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

     The sale of shares of our common stock to Brittany pursuant to the Private Equity Credit Agreement is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as a sale to a sophisticated, institutional investor not involving a public offering. To date, we have not issued any shares under the agreement. We refer you to the discussion of the terms of issuance under the Private Equity Credit Agreement, including the price per share at which such shares may be sold, contained in Item 1.01 of this current report.

     From time to time between December 1, 2005 and January 10, 2006, we issued and sold an aggregate 24,889,887 shares pursuant to a private equity line credit agreement in exchange for gross cash proceeds of $200,000. The sold shares constitute greater than 5% of our issued and outstanding common stock. The shares were sold to the purchaser at a discount of 8% to the market price per share. We are required to pay a placement fee equal to 1% of any proceeds received under the private equity line credit agreement. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act as a sale to an accredited investor not involving any public offering. The resale of the shares is registered under the Securities Act pursuant to a registration statement on Form SB 2 (File no. 333-126526), as amended. We have used or intend to use the proceeds from these issuances for general corporate purposes.



                                       -3-
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ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On January 13, 2006, our Board of Directors elected Thomas L. Folsom and K. Ivan F. Gothner to serve as Class I and Class II directors, respectively, of the Company, each to serve until the Company's next annual meeting of stockholders or until his successor is duly elected and qualified.

     THOMAS L. FOLSOM is currently a principal at KTRP, Inc., a California-based company that manages and assists in the development of professional lighting products. Prior to that, from 1995 to 1999, he was a Vice President at Strand Lighting, Inc. where he was responsible for Sales, Purchasing Engineering and Documentation. He holds an MA in technical theatre from the University of Nebraska and a BFA from Westminster College in the field of theatre lighting and sound.

     K. IVAN F. GOTHNER, who has served as a consultant and acting Secretary to the Company since July 1, 2005, is currently a managing director and founder of Adirondack Partners, LLC, a private merchant banking firm with a focus on small and mid-size growth companies. Prior to founding Adirondack Partners in 1992, Mr. Gothner worked at Barclays Bank as a Senior Vice President of an investment banking unit catering to small and mid-size companies. Mr. Gothner serves on the Boards of Directors of Minds Island, LLC and Petals Decorative Accents, LLC. He holds a Bachelor of Arts from Columbia College and a Masters in International Affairs from Columbia University's School of International Affairs.



ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.


Exhibit No.                      Title
-----------                      -----

     10.1 Private Equity Credit Agreement between Brittany Capital Management Limited and Global Matrechs, Inc. dated January 10, 2006








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                                   SIGNATURES
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       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             GLOBAL MATRECHS, INC.



Date:  January 13, 2006                      By: /s/ Michael Sheppard
                                                 -------------------------------
                                             Michael Sheppard
                                             President, Chief Executive Officer,
                                             Chief Operating Officer and Acting
                                             Chief Financial Officer



























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                                  EXHIBIT INDEX
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EXHIBIT NO.   TITLE
-----------   ---------------------------------------------------------
10.1          Private Equity Credit Agreement between Brittany
              Capital Management Limited and Global Matrechs, Inc.
              dated January 10, 2006
              ---------------------------------------------------------





























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